CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Foamex L.P. and Foamex Capital Corporation on Form 10-Q for the period ended October 1, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Raymond
E. Mabus, Interim President and Chief Executive Officer of Foamex L.P. and Foamex Capital Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Foamex L.P. and Foamex Capital Corporation.

Foamex L.P.                                     Foamex Capital Corporation



/s/ Raymond E. Mabus                            /s/ Raymond E. Mabus
-----------------------------------             -------------------------------
Raymond E. Mabus                                Raymond E. Mabus
President and Chief Executive                   President and Chief Executive
Officer                                         Officer
November 15, 2006